UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

Bioventus Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37844	81-0980861
(Commission File Number)	(IRS Employer Identification No.)

4721 Emperor Boulevard, Suite 100 Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 474-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

On October 29, 2021, Bioventus Inc., a Delaware corporation (the “Company”) completed the previously announced acquisition of Misonix, Inc., a Delaware corporation (“Misonix”) pursuant to the Agreement and Plan of Merger, dated July 29, 2021 (the “Merger Agreement”), by and among the Company, Oyster Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Oyster Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”) and Misonix. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub I merged with and into Misonix, with Misonix surviving as a wholly owned subsidiary of the Company (the “First Merger”) and following the First Merger, Misonix merged with and into Merger Sub II, with Merger Sub II surviving as “Misonix, LLC” (the “Second Merger,” and together with the First Merger, the “Mergers”).

The Merger Agreement and the transactions contemplated thereby, including the Mergers, were previously described in the Registration Statement on Form S-4 (Registration No. 333-259392) filed by the Company (as amended, the “Registration Statement”) and the definitive joint proxy statement/prospectus of the Company, dated September 24, 2021 (as supplemented, the “Joint Proxy Statement/Prospectus”).

Item 1.01 Entry into a Material Definitive Agreement

Concurrently with the Mergers, on October 29, 2021 (the “Second Amendment Closing Date”), Bioventus LLC, a Delaware limited liability company and subsidiary of the Company (“Bioventus LLC”), Merger Sub I, Merger Sub II, and Misonix and certain of their respective subsidiaries entered into that certain Amendment No. 2 to the Credit and Guaranty Agreement (the “Second Amendment”) with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders and other financial institutions party thereto, which amended that certain Credit and Guaranty Agreement, dated as of December 6, 2019 (the “2019 Credit Agreement,” and, as amended by that certain Amendment No. 1 to Credit and Guaranty Agreement, dated as of August 29, 2021, and by the Second Amendment, the “Second Amended Credit Agreement”), in accordance with the Company’s previously disclosed debt commitment letter with Wells Fargo Bank, National Association, effective July 29, 2021. Through the Second Amendment, the lenders agreed to extend a term loan facility (the “Oyster Term Loans”) to the Oyster Borrower (as defined below), in an aggregate principal amount of $262,000,000. The proceeds of the Oyster Term Loans will be used (i) to finance the Mergers; (ii) pay related fees, premiums and expenses and (iii) for working capital needs and general corporate purposes of the Company, including without limitation for permitted acquisitions.

As used herein, “Oyster Borrower” means (a) immediately prior to the First Effective Time (as defined below), Merger Sub I, (b) immediately after the First Effective Time and prior to the Second Effective Time (as defined below), Misonix and (c) immediately after the Second Effective Time, Merger Sub II.

Bioventus LLC Term Loan

On the Second Amendment Closing Date, Bioventus LLC prepaid a portion of the existing term facility of Bioventus LLC (the “Bioventus Term Loan,” and, together with the Oyster Term Loan, the “Term Loan”) in an aggregate principal amount of $80,000,000. After giving effect to such prepayment, $98,750,000 was outstanding on the Bioventus Term Loan. Pursuant to the Second Amendment, the maturity of the Bioventus Term Loan has been extended to five years from the Second Amendment Closing Date.

Revolver

The $50,000,000 revolving facility (the “Revolver”) under the 2019 Credit Agreement includes revolving and swingline loans as well as letters of credit and, inclusive of all, cannot exceed $50,000,000 at any one time. Pursuant to the Second Amendment, the maturity of the Revolver has been extended to five years after the Second Amendment Closing Date.

Oyster Term Loan

The Oyster Term Loan has a maturity of five years. There are scheduled quarterly principal payments, with the final payment of remaining outstanding amounts at maturity. The Company may voluntarily prepay the Oyster Term Loan without premium or penalty upon prior notice.

Interest

The Term Loan and Revolver permits the Company to elect either Eurodollar or BR interest rate options for the entire amount or certain portions of the loans and have interest rates equal to a formula driven base interest rate plus a margin, tied to a leverage ratio. The leverage ratio is the ratio of debt to Consolidated Adjusted EBITDA as defined in the Second Amended Credit Agreement for four consecutive quarters at the end of each period. Following the Second Amendment Closing Date, initially Eurodollar loans and BR loans had a margin of 2.00% and 1.00%, respectively.

Other

The Second Amended Credit Agreement contains customary affirmative and negative covenants, including those related to financial reporting and notification, restrictions on the declaration or payment of certain distributions on or in respect of the Company’s equity interests, restrictions on acquisitions, investments and certain other payments, limitations on the incurrence of new indebtedness, limitations on transfers, sales and other dispositions of Company assets, as well as limitations on making changes to the Company’s business and organizational documents. Financial covenant requirements include a maximum debt leverage ratio of not greater than 3.50 to 1.00, subject to a temporary increase to 4.00 to 1.00 upon certain events, as well as an interest coverage ratio not less than 3:00 to 1.00 as defined in the Second Amended Credit Agreement.

Each Lender may provide an additional Term or Revolving Loan by executing and delivering notice specifying the terms, if doing so would not cause certain undesired events to occur as defined in the Second Amended Credit Agreement or extend repayment beyond Maturity. The aggregate amount of all additional borrowings may not exceed the greater of $100,000,000 and the trailing four quarters Bank EBITDA, plus other additional amounts, without the consent of the Lenders holding more than 50% of the total outstanding debt under the Second Amended Credit Agreement.

The foregoing summary is qualified in its entirety by reference to the Second Amendment, which is attached hereto as an Exhibit 10.1. The Second Amendment and the Second Amended Credit Agreement is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Second Amendment and the Second Amended Credit Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Second Amendment, which subsequent information may or may not be fully reflected in the Company’s or Misonix’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, the Mergers were consummated and became effective as of October 29, 2021. As a result of the Mergers, among other things, Misonix became a subsidiary of the Company under the name “Misonix, LLC”. The Mergers and the Merger Agreement were previously described in the Registration Statement and the Joint Proxy Statement/Prospectus.

Merger Consideration

At the effective time of the First Merger (the “First Effective Time”), each share of common stock, par value $0.0001 per share, of Misonix (“Misonix Common Stock”) issued and outstanding immediately prior to the First Effective Time (other than the shares that were owned by the Company, Misonix, Merger Sub I or Merger Sub II and shares of any dissenting holders who are entitled to and have properly asserted appraisal rights) was converted into the right to receive, either an amount in cash equal to $28.00 or 1.6839 validly issued, fully paid and non-assessable shares of Class A common stock of the Company, $0.001 par value per share (each share, a “Bioventus Share”), based on the election of the holder thereof in accordance with the terms of the Merger Agreement (and subject to proration as provided therein). No fractional shares were issued in the First Merger and the value of any fractional Bioventus Shares that a former holder of Misonix Common Stock would otherwise be entitled to receive will be paid in cash.

Holders of Misonix Common Stock had the right to elect to receive for each share of Misonix Common Stock they held either (i) 1.6839 Bioventus Shares (the “stock election consideration”) or (ii) $28.00 (the “cash election consideration”). However, the maximum cash amount payable by Bioventus was an amount equal to $10.50 multiplied by the number of shares of Misonix Common Stock outstanding shortly prior to the completion of the transaction, or 17,427,170 shares. As such, the maximum cash payable by Bioventus in the First Merger was $182,985,285. The election results with respect to the form of consideration were as follows:

•	Holders of approximately 10,670,441 shares of Misonix Common Stock outstanding immediately prior to the First Effective Time elected to receive the cash election consideration.

•	Holders of approximately 5,695,481 shares of Misonix Common Stock outstanding immediately prior to the First Effective Time elected to receive the stock election consideration.

•	Holders of approximately 1,061,248 shares of Misonix Common Stock outstanding immediately prior to the First Effective Time made no election.

Because the aggregate amount of cash elected to be received by holders of Misonix Common Stock ($298,772,348) exceeded the maximum cash amount of $182,985,285, the number of shares of Misonix Common Stock electing to receive the cash consideration was reduced on a pro rata basis and the remainder of the shares of Misonix Common Stock were paid the stock consideration of 1.6839 Bioventus Shares, in accordance with the Merger Agreement. Accordingly, holders of Misonix Common Stock who validly elected to receive cash election consideration will receive approximately $17.15 in cash and 0.6525 Bioventus Shares, subject to rounding described in the Merger Agreement and cash in lieu of fractional shares each of which may result in variances on a holder-by-holder basis. The aggregate consideration to be paid in the Mergers is equal to $182,988,466.76 in cash and 18,340,790 Bioventus Shares, taking into account rounding described in the Merger Agreement and cash in lieu of fractional shares.

Treatment of Options

At the First Effective Time, each outstanding option to purchase Misonix Common Stock (“Misonix Option”) held by an individual who, as of immediately after the First Effective Time, constituted an “employee” of Parent within the meaning of Form S-8 (each an “Assumed Misonix Option”) was assumed by Parent and converted into rights to purchase Bioventus Shares on the same terms and conditions that applied to the Assumed Misonix Options immediately prior to the First Effective time, provided that, the number of Bioventus Shares subject to each Assumed Misonix Option and the exercise price of each Assumed Misonix Option was adjusted by the Option Exchange Ratio (as defined in the Merger Agreement) and each Assumed Misonix Option became fully vested immediately upon the First Effective Time, in each case, in accordance with the terms of the Merger Agreement. Effective as of the First Effective Time, each Misonix Option that was not an Assumed Misonix Option and that was outstanding and unexercised was settled in cash immediately prior to the First Effective Time for an amount equal to the excess of the Average Company Stock Price (as defined in the Merger Agreement) over the per-share exercise price of each such Misonix Option.

The information set forth in the “Explanatory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 29, 2021 and is incorporated herein by reference. The Merger Agreement is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Second Amended Credit Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Misonix’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Second Amended Credit Agreement is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of the Company appointed Stavros G. Vizirgiankis and Patrick J. Beyer to the Board, conditioned and effective upon the First Effective Time, in accordance with the terms of the Merger Agreement. The Board has determined that Stavros G. Vizirgiankis and Patrick J. Beyer qualify as independent directors under the rules of the Nasdaq Global Select Market, and the applicable rules of the Securities Exchange Act of 1934, as amended. The compensation of Stavros G. Vizirgiankis and Patrick J. Beyer for their service as non-employee directors will be consistent with the Company’s Non-Employee Director Compensation Policy, including an annual cash retainer of $55,000 for service on the Board and an initial award of restricted stock units having an aggregate fair value of $152,000, pro rated in accordance with the Company’s Non-Employee Director Compensation Policy. Patrick Beyer was appointed to serve on the Audit and Risk Committee and will also be entitled to receive an annual cash retainer of $10,000 in connection with such service.

Patrick J. Beyer does not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Minoan Medical (Pty) Ptd. (“Minoan”) (formerly Applied BioSurgical) is an independent distributor of Misonix’s products in South Africa. The chief executive officer of Minoan is also the brother of Stavros G. Vizirgianakis. We expect that Minoan will remain a distributor of the Company’s following the Mergers and that the Company’s sales to Minoan are likely to exceed $120,000 during the remainder of the year ending December 31, 2021. During Misonix’s fiscal year ended June 30, 2021, sales to Minoan were $1,531,964 and accounts receivable from Minoan as of June 30, 2021 were $166,065.

Item 7.01 Other Events

On October 29, 2021, the Company issued a press release announcing the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial statement of business acquired

To the extent required, the Company will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information

To the extent required, the Company will provide the pro forma financial statements required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 29, 2021, by and among Bioventus Inc., Oyster Merger Sub I, Inc., Oyster Merger Sub II, LLC and Misonix, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 29, 2021).

10.1	Amendment No. 2 to Credit and Guaranty Agreement, dated as of October 29, 2021, by and among Bioventus LLC, Oyster Merger Sub I, Inc., Oyster Merger Sub II, LLC, Misonix, Inc., certain Guarantor Subsidiaries party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other financial institutions party thereto.*

99.1	Press Release, dated October 29, 2021.

104	Cover Page Interaction Date File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning the Company’s future growth and strategy and the benefits of the Misonix acquisition. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release include, but are not limited to, the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to differentiate the hyaluronic acid (“HA”) viscosupplementation therapies we own or distribute from alternative therapies for the treatment of osteoarthritic; the proposed down-classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (“FDA”); our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize; our ability to recognize the benefits of our investments; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner, including the Misonix acquisition; competition against other companies; the negative impact on our ability to market our HA products due to the reclassification of HA products from medical devices to drugs in the United States by the FDA; our ability to attract, retain and motivate our senior management and qualified personnel; our ability to continue to research, develop and manufacture our products if our facilities are damaged or become inoperable; failure to comply with the extensive government regulations related to our products and operations; enforcement actions if we engage in improper claims submission practices or in improper marketing or promotion of our products; the FDA regulatory process and our ability to obtain and maintain required regulatory clearances and approvals; failure to comply with the government regulations that apply to our human cells, tissues and cellular or tissue-based products; the clinical studies of any of our future products that do not product results necessary to support regulatory clearance or approval in the United States or elsewhere; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, as updated by Company’s Quarterly Report on Form 10-Q for the period ended July 3, 2021 and as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of the Company’s website at ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: October 29, 2021	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel